Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Townsquare Media, Inc.
Purchase, New York
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205366) of Townsquare Media, Inc. of our reports dated March 16, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of Townsquare Media, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
New York, New York

March 16, 2023